Exhibit 99.2

CONSULTING AGREEMENT

     This Consulting Agreement (“Agreement”) is made effective as of August 5, 2011 by and between Stereotaxis, Inc., a Delaware company (hereinafter “Company”) with offices at 4320 Forest Park Ave, Suite 100, St. Louis, MO, 63108, USA, and Daniel J. Johnston (hereinafter “Consultant”) with an address at 1939 Newburyport Rd, Chesterfield, MO, 63005.

     WHEREAS, Consultant has experience in financial and accounting matters and the Company wishes to retain Consultant in a consulting capacity and Consultant desires to perform such consulting services; and

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties agree as follows:

1.	Services.

(a) Consultant shall provide the Company with consulting services in the area(s) of finance, accounting, business development and assistance with the transition of the finance function (the “Services”), as mutually agreed by the parties. Consultant shall keep accurate records of the time expended in performing the Services hereunder. Such reports shall identify any authorized expenses incurred, accompanied by supporting receipts. Written monthly reports on the progress of Consultant’s activities will be required on the first Friday of every month. This report will describe the work accomplished during the previous calendar month. In response to a request by an officer or duly appointed representative of the Company, Consultant shall provide consultation over the telephone, in person at Consultant’s office, or through written correspondence. In addition, Consultant shall, from time-to-time, make himself/herself available in person at the Company’s offices or other locations as agreed upon and requested by the Company.

     (b) In performing Services for the Company, Consultant shall comply, to the best of his or her knowledge, with all business conduct, regulatory and health and safety guidelines established by the Company or any governmental authority with respect to the Company business. Consultant will provide Services in a competent and professional manner consistent with industry standards, including exercising good judgment. Consultant is and will remain free from any commitments that would create a conflict of interest in any way affecting Consultant's completion of Services under this Agreement.

2.	Consideration.

(a) In consideration for the Services provided by Consultant under Section 1 hereof,

Consultant will be compensated at the rate of $165 per hour. During the Term of this Agreement, the Company agrees to pay Consultant, and Consultant agrees to provide Services, for a minimum of ten (10) hours per week. Company agrees to reimburse Consultant for out-of-pocket expenses directly related to the Services and travel and related expenses actually incurred by Consultant and pre-approved by the Company.

     (b) Consultant shall submit invoices to the Company at the end of each month for which Services have been performed. Consultant’s invoices shall identify the dates and number of hours Consultant performed Services and all reimbursable expenses and include documentation for such expenses. If Consultant travels in the performance of Services, Consultant shall comply with the Company’s travel guidelines and policies.

     (c) The Company shall remit payment for Consultant’s invoice within thirty (30) days after submission by Consultant and approval by Company. Consultant acknowledges and agrees that the payments provided for above represent Company’s full and complete obligation for any and all Services to be rendered, and expenses incurred, on behalf of the Company under this Agreement.

3.	Term and Termination.

(a) This Agreement shall commence on August 16, 2011, and shall terminate

December 31, 2011 (the “Term”).

     (b) In the event that either party hereto shall commit a material breach with respect to the performance of any of its obligations hereunder and if such breach shall not be remedied within thirty (30) days after written written notice of such breach by the nonbreaching party to the breaching party, then the nonbreaching party may, but shall not be obligated to, terminate this Agreement immediately upon further notice. Any termination hereof shall not waive any legal or equitable remedy available to the nonbreaching party against the breaching party by reason of such breach.

4. Medical and Dental Insurance Benefits. The Company agrees to provide continuation of medical and dental benefits under the Company’s benefit plans for the benefit of Consultant (and his spouse and dependents, if applicable), under the same benefit elections in effect for Consultant immediately before the commencement of this Agreement, at active employee rates. Such medical and dental coverage will be the same coverage that the Company’s benefit plans provide to other participants and beneficiaries under such plans. Consultant shall pay to the Company the same contributions that active employees pay pursuant to Company policies. After the expiration or termination of this Agreement, continuation of medical and dental benefits shall be available for the benefit of Consultant (and his spouse and dependents) under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) and Consultant shall pay the full COBRA cost of such benefits.

5. Disclosure of Information. Consultant shall disclose to the Company only such information as Consultant is legally free to disclose and agrees that the Company shall have the right forever to freely use any and all information disclosed by Consultant to the Company without any payment other than the payments provided for in Section 2.

6. Consultant Discoveries. Consultant will promptly and fully disclose to the Company any inventions and discoveries, whether or not patentable, conceived, developed, or first reduced to practice by Consultant or anyone working on his/her behalf, either alone or jointly with others, while performing Services pursuant to this Agreement (the “Consultant Discoveries”). Consultant agrees to, and hereby does, assign to the Company all of his/her right, title, and interest in and to any such Consultant Discoveries. Consultant agrees to take such actions and execute such documents as reasonably required by Company to secure and enforce Company’s rights in Consultant Discoveries, including the documents required for Company to apply for, obtain, and enforce patents or copyrights in any and all countries on such Consultant Discoveries. Consultant hereby irrevocably designates the Secretary of the Company as his/her agent and attorney-in-fact to execute and file any such document and to do all lawful acts necessary to apply for and obtain patents and copyrights, and to enforce the Company’s rights under this paragraph. This Section 6 will survive the termination of this Agreement with respect to Consultant Discoveries. Without limiting the foregoing, the Company shall have the exclusive right to use and exploit economically, to divulge, to publish, to record, to translate, to distribute and modify all the papers, publications and any other document or information relating to Consultant Discoveries. The documents, papers, and other information (including such Consultant Discoveries) shall not be transferred, communicated to third parties, divulged or published for any reason without the Company’s prior written consent.

7.	Confidentiality.

(a) Consultant acknowledges that, during the course of performing Services pursuant to this Agreement, the Company will be disclosing information to Consultant, including information about the Company’s technology, research, products and product plans, projects, suppliers, customers, personnel, marketing, business plans and finances, as well as other commercially valuable information, and that Consultant will be developing information related to the business of the Company, including but not limited to Consultant Discoveries, (hereinafter “Company Information”). Consultant acknowledges that the Company’s business is extremely competitive; dependent in part upon the maintenance of secrecy, and that any improper disclosure of the Company Information would result in serious and irreparable harm to the Company.

     (b) Consultant agrees that Consultant shall only use the Company Information in connection with providing Services to Company hereunder, and that Consultant shall not use Company Information in any way that is detrimental to the Company.

     (c) Consultant shall not disclose, directly or indirectly, the Company Information to any third person or entity, other than to officers or duly appointed representatives or agents of the Company. Consultant will treat the Company Information as confidential and the proprietary property of the Company.

     (d) Nothing in this Agreement shall prevent Consultant from disclosing or using information that

     (i) Consultant can prove by documentary evidence was already in his/her possession and at his/her free disposal before the disclosure to him/her hereunder; or (ii) is subsequently disclosed to Consultant by a third party not under any obligations of confidentiality to the Company; or (iii) is or becomes generally available to the public through no fault of Consultant; or (iv) is independently developed by Consultant without the use of any other Confidential Information of the Company; or (v) is required by law to be disclosed by Consultant, subject to Section 7(e)

below.

     (e) Consultant may disclose Company Information hereunder solely to the extent such disclosure is reasonably necessary in connection with submissions to any governmental authority in connection with this Agreement or in filing or prosecuting patent applications contemplated under this Agreement, prosecuting or defending litigation, complying with applicable laws or for the purposes expressly permitted by this Agreement; provided that in the event of any such disclosure of Company Information by Consultant, Consultant will, except where impracticable, give reasonable advance notice to the Company of such disclosure requirement so that the Company may seek a protective order and or other appropriate remedy or waive compliance with the confidentiality provisions of this Section 7, and will reasonably cooperate with the Company in any efforts to secure confidential treatment of such Company Information required to be disclosed.

     (f) Whenever requested by Company, Consultant will promptly return to the Company all materials containing or reflecting Company Information as well as data, records, reports and other property, furnished by the Company to Consultant or produced by Consultant in connection with Services rendered hereunder, together with all copies of any of the foregoing. Notwithstanding such return, Consultant shall continue to be bound by the terms of the confidentiality provisions contained in this Section 7 for a period of four (4) years after the expiration or termination of this Agreement.

8. Publication. Consultant shall not publish or orally disclose results of Consultant’s work performed pursuant to the Agreement except with the prior written consent of Company, provided that Consultant may make all requisite disclosures to regulatory authorities, subject to Section 7.

9. Use of Name. The Company shall not use the name of Consultant for any commercial purpose, and Consultant agrees not to use the name of the Company for any commercial purpose.

10. Notices. Any notice provided under this Agreement shall be in writing and shall be deemed to have been effectively given (i) upon receipt when delivered personally, (ii) one (1) day after sending when sent by private express mail service (such as Federal Express), or (iii) five (5) days after sending when sent by regular mail to the following address:

In the case of the Company:

Stereotaxis, Inc. 4320 Forest Park Avenue, Ste 100 St. Louis, Missouri 63108 Attention: General Counsel

In the case of Consultant:

1939 Newburyport Rd. Chesterfield, MO 63005

or to such other address as may have been designated by the Company or Consultant by notice to the other given as provided herein.

11. Independent Contractor; Withholding. Consultant will at all times be an independent contractor, and as such will not have authority to bind the Company or any company affiliated with the Company. Consultant will not act as an agent nor shall he/she be deemed to be an employee of the Company for any purpose including, but not limited to, any employee benefit program, unemployment benefits, or otherwise. Consultant recognizes that no amount will be withheld from his/her compensation for payment of any federal, state or local taxes and that Consultant has sole responsibility to pay such taxes, if any, and file such returns as shall be required by applicable laws and regulations. Consultant shall not enter into any agreements or incur any obligations on behalf of the Company. Consultant shall provide the Services under the general direction of the Company, but Consultant shall determine, in her sole discretion, the manner and means by which the Services are accomplished. The Company will not be bound by Consultant's acts or conduct.

12. Assignment. Due to the personal nature of the Services to be rendered by Consultant, Consultant may not assign this Agreement, except that Consultant may assign this Agreement to a Limited Liability Company controlled by Consultant. In the event of such assignment, Consultant personally shall continue to perform the Services. The Company may assign all rights and liabilities under this Agreement to a subsidiary or an affiliate or to a successor to all or a substantial part of its business and assets without the consent of Consultant. Subject to the foregoing, this Agreement will inure to the benefit of and be binding upon each of the heirs, assigns and successors of the respective parties.

13. Severability. If any provision of this Agreement shall be declared invalid, illegal or unenforceable, such provision shall be severed and the remaining provisions shall continue in full force and effect.

14. Remedies. Consultant acknowledges that the Company would have no adequate remedy at law to enforce Sections 6, 7 and 9 hereof. In the event of a violation by Consultant of such Sections, the Company shall have the right to obtain injunctive or other similar relief, as well as any other relevant damages, without the requirements of posting bond or other similar measures.

15.	Governing Law. This Agreement shall be interpreted, and the rights of the parties determined in accordance with the substantive laws of the state of Missouri, without regard to conflicts of laws principles.

16. Entire Agreement: Amendment. This Agreement sets forth the entire understanding of the parties with respect to the subject matter herein, supersedes all prior agreements between the parties, and may only be amended in writing, specifically referencing this Agreement and signed by both Company and Consultant.

17.	Early Termination.

(a) If Consultant becomes physically or mentally unable to provide Services to the

Company, then this Agreement shall cease and terminate as of such date.

     (b) Upon termination under Section 3(a), neither Party shall have any further obligations under this Agreement, except that the provisions of Sections 6, 8 and 9 shall survive termination or expiration of this Agreement for an unlimited period of time and the provisions of Section 7 shall survive the termination or expiration of this Agreement for the period set forth in Section 7(f). Upon termination or upon the Company’s request, Consultant shall return immediately to the Company all property belonging to the Company.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

STEREOTAXIS, INC.		Consultant:

BY:	/s/ Michael Kaminski	SIGNED:	/s/ Daniel J. Johnston

Daniel J. Johnston
Name: Michael Kaminski
Title: CEO

DATED:__8/5/11 _____________________		DATED:__8/5/11 _______________________